Exhibit 23.1

                                AUDITOR'S CONSENT




We have issued our report dated June 16, 2004 (except for the last paragraph of Note 7, as to which the date is July 14, 2004), accompanying the consolidated financial statements and schedule included in the annual report of The Singing Machine Company, Inc. on Form 10-K for the year ended March 31, 2004 (which contains an explanatory paragraph relating to The Singing Machine Company, Inc.'s ability to continue as a going concern as described in Note 2 of the financial statements). We hereby consent to the incorporation by reference of the aforementioned report in the Registration Statement of The Singing Machine Company, Inc. on Form S-8 filed with the Securities and Exchange Commission ("SEC") on September 13, 2002 and Post-Effective Amendment No. 1 filed on April 20, 2004 (File No. 333-99543) and the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on April 27, 2001 and amended with Post Effective Amendment No. 1 filed with the SEC on September 13, 2002 (File No. 333-59684).

/s/ Grant Thornton LLP


Miami, Florida
June 16, 2004